                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

================================================================================

                       364-DAY REVOLVING CREDIT AGREEMENT

                                      among

                           GENERAL MOTORS CORPORATION,
                                as the Borrower,

                              THE SEVERAL LENDERS,
                         from time to time party hereto,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                            as Administrative Agent,

                            Dated as of June 22, 2007

================================================================================

                           J.P. MORGAN SECURITIES INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC
                   as Co-Lead Arrangers and Joint Bookrunners

================================================================================

                                                        [CS&M Ref. No. 6701-619]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms..............................................     1
SECTION 1.02. Other Definitional Provisions..............................    12

                                   ARTICLE II

                         Amount and Terms of Commitments

SECTION 2.01. Commitments................................................    13
SECTION 2.02. Procedure for Borrowing Loans..............................    13
SECTION 2.03. Termination or Reduction of Commitments....................    14
SECTION 2.04. Prepayments................................................    14
SECTION 2.05. Conversion and Continuation Options........................    15
SECTION 2.06. Minimum Amounts of Eurodollar Borrowings...................    16
SECTION 2.07. Repayment of Loans; Evidence of Debt.......................    16
SECTION 2.08. Interest Rates and Payment Dates...........................    16
SECTION 2.09. Fees.......................................................    17
SECTION 2.10. Computation of Interest and Fees...........................    17
SECTION 2.11. Inability to Determine Interest Rate.......................    18
SECTION 2.12. Pro Rata Treatment and Payments............................    18
SECTION 2.13. Illegality.................................................    20
SECTION 2.14. Increased Costs............................................    20
SECTION 2.15. Taxes......................................................    21
SECTION 2.16. Indemnity..................................................    24
SECTION 2.17. Notice of Amounts Payable; Relocation of Lending Office;
              Mandatory Assignment.......................................    25
SECTION 2.18. Replacement of Lenders.....................................    26

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Financial Condition........................................    27
SECTION 3.02. Corporate Existence........................................    27
SECTION 3.03. Corporate Power; Authorization; Enforceable Obligations....    27
SECTION 3.04. No Legal or Contractual Bar................................    27
SECTION 3.05. No Material Litigation.....................................    28
SECTION 3.06. Federal Regulations........................................    28

SECTION 3.07. Investment Company Act.....................................    28
SECTION 3.08. ERISA......................................................    28
SECTION 3.09. No Material Misstatements..................................    28
SECTION 3.10. Purpose of Loans...........................................    28
SECTION 3.11. Pari Passu.................................................    28
SECTION 3.12. Security Documents.........................................    29
SECTION 3.13. Title to Assets............................................    29

                                   ARTICLE IV

                              Conditions Precedent

SECTION 4.01. Conditions to Loans........................................    29
SECTION 4.02. Conditions to Each Loan....................................    30

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Financial Statements.......................................    31
SECTION 5.02. Certificates...............................................    32
SECTION 5.03. Notices....................................................    32
SECTION 5.04. Conduct of Business and Maintenance of Existence...........    32
SECTION 5.05. Ownership of Collateral....................................    32
SECTION 5.06. Additional Collateral, etc.................................    33

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Merger, Consolidation, etc.................................    33
SECTION 6.02. Limitations on Liens.......................................    33
SECTION 6.03. Limitation on Sale and Lease-Back..........................    35
SECTION 6.04. Passive Holding Company Status.............................    36
SECTION 6.05. Withholding of Consent to Certain Actions under the GMAC
              LLC Agreement..............................................    36

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                                    The Agent

SECTION 8.01. Appointment................................................    38
SECTION 8.02. Delegation of Duties.......................................    39
SECTION 8.03. Exculpatory Provisions.....................................    39
SECTION 8.04. Reliance by Agent..........................................    39
SECTION 8.05. Notice of Default..........................................    39
SECTION 8.06. Non-Reliance on Agent and Other Lenders....................    40
SECTION 8.07. Indemnification............................................    40
SECTION 8.08. Agent in Its Individual Capacity...........................    41
SECTION 8.09. Successor Agent............................................    41

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Amendments and Waivers.....................................    41
SECTION 9.02. Notices....................................................    42
SECTION 9.03. No Waiver; Cumulative Remedies.............................    43
SECTION 9.04. Survival of Representations and Warranties.................    43
SECTION 9.05. Payment of Expenses and Taxes..............................    44
SECTION 9.06. Successors and Assigns; Participations and Assignments.....    44
SECTION 9.07. Adjustments................................................    49
SECTION 9.08. Counterparts...............................................    49
SECTION 9.09. Severability...............................................    49
SECTION 9.10. GOVERNING LAW..............................................    49
SECTION 9.11. Jurisdiction; Consent to Service of Process................    49
SECTION 9.12. Releases of Liens..........................................    50
SECTION 9.13. USA Patriot Act............................................    51
SECTION 9.14. WAIVER OF JURY TRIAL.......................................    51

SCHEDULES

   2.01   Commitments
   3.12   UCC Filing Offices

EXHIBITS

   A   Form of Assignment and Acceptance
   B   Form of Promissory Note

C   Form of Tax Compliance Certificate
D   Form of Confidentiality Agreement
E   Form of Pledge Agreement
F   Form of Opinion of Weil, Gotshal & Manges LLP
G   Form of Opinion of Martin I. Darvick, Esq.

                    364-DAY REVOLVING CREDIT AGREEMENT, dated as of June 22,
               2007, among GENERAL MOTORS CORPORATION, a Delaware corporation (the "Borrower"); the SEVERAL LENDERS from time to time party hereto (the "Lenders"); BANK OF AMERICA, N.A., as Syndication Agent; and JPMORGAN CHASE BANK, N.A., as administrative agent (the "Agent").

          The Borrower has requested that the Lenders establish the credit facility provided for herein under which the Borrower may obtain Loans (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) in an aggregate principal amount of $4,100,000,000. The proceeds of the Loans are to be used for general corporate purposes of the Borrower and its Subsidiaries.

          The Lenders are willing to establish such credit facility and make the Loans on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans bearing interest at a rate determined by reference to the ABR.

          "Additional Holdco": each Subsidiary of the Borrower that, after the date hereof, becomes party to the Pledge Agreement and, pursuant thereto, pledges any Equity Interest of GMAC owned by such Subsidiary as Collateral.

          "Adjustment Certificate": as defined in Section 2.03.

          "Adjustment Event": as defined in Section 2.03.

          "Affiliate": with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of voting stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent": as defined in the preamble to this Agreement.

          "Agreement": this 364-Day Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Lending Office": for any Lender, such Lender's office, branch or Affiliate designated for Eurodollar Loans or ABR Loans, as applicable, as notified to the Agent and the Borrower or as otherwise specified in the Assignment and Acceptance applicable to such Lender, any of which offices may, subject to Section 2.15, be changed by such Lender upon 10 days' prior written notice to the Agent and the Borrower.

          "Applicable Margin": with respect to any Loan at any date shall be the applicable percentage amount set forth in the table below based upon the Type of such Loan and the ratings applicable to the Extended Secured Commitments on such date:

        RATINGS OF S&P/MOODY'S/FITCH OF THE
LEVEL   EXTENDED SECURED COMMITMENTS          EURODOLLAR LOANS   ABR LOANS
-----   -----------------------------------   ----------------   ---------
I       BB+/Ba1/BB+ or higher                      1.375%          0.375%
II      BB/Ba2/BB                                  1.600%          0.600%
III     BB-/Ba3/BB-                                1.750%          0.750%
IV      B+/B1/B+                                   2.000%          1.000%
V       B/B2/B                                     2.250%          1.250%
VI      B-/B3/B- or lower                          2.500%          1.500%

provided, that on the date of and at all times after the termination of the Commitments, each of the percentages set forth in the table above shall be increased by 0.30%. If the grading scale of any of S&P, Moody's or Fitch shall change, or if any such rating agency shall cease to issue ratings for the Extended Secured Commitments, then (a) the Agent and the Borrower shall negotiate in good faith to amend this definition to reflect such changed grading scale or to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (b) until such amendment or such substitute rating agency is agreed upon, the Applicable Margin shall be determined on the basis of the ratings assigned by the other two rating agencies (or the other rating agency, if only one agency shall provide such a rating at such time). At any time when the Extended Secured Commitments are not rated by any rating agency, the Applicable Margin shall be deemed to be the percentage amounts set forth with respect to Level VI. In the event of split ratings, the Level that is next higher than the Level in which the lowest of such ratings resides shall apply. Changes in the Applicable Margin due to changes in ratings shall become effective on the date on which S&P, Moody's and/or Fitch changes the rating it has issued with respect to the Extended Secured Commitments. In connection with each change in the Applicable Margin, the Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of such change.

          "Applicable Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage that the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all Loans then outstanding.

          "Assignee": as defined in Section 9.06.

          "Assignment and Acceptance": as defined in Section 9.06.

          "Attributable Indebtedness": at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by a Financial Officer of the Borrower), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided that in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then current amount of such penalty from the later of such two dates and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

          "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Loans then outstanding.

          "Borrower": as defined in the preamble to this Agreement.

          "Borrowing": a group of Loans of a single Type as to which a single Interest Period is in effect.

          "Business Day": any day that (a) is not a Saturday or Sunday and (b) is (i) when used in connection with any ABR Loan, any day on which banks are open for business in New York and (ii) when used in connection with any Eurodollar Loan, any day on which dealings in Dollars can occur in the London interbank market and on which banks are open for business in New York.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Class B Membership Interest": as defined in the GMAC LLC Agreement, as in effect on the date hereof.

          "Class C Membership Interest": as defined in the GMAC LLC Agreement, as in effect on the date hereof.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is created in favor of the Agent for the benefit of the Secured Parties by the Pledge Agreement. As of the date hereof, the Collateral includes all the Class B Membership Interests and all the Equity Interests in GM Holdco, but does not include any other Equity Interest of any other Person.

          "Commitment": as to any Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder, as such commitment may be reduced or increased from time to time in accordance with the provisions of this Agreement. The initial amount of each Lender's Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

          "Commitment Period": the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date on which the Commitments are otherwise terminated pursuant to the terms hereof.

          "Common Membership Interest Pledged Percentage": as of any date, the percentage of the Common Membership Interests pledged as Collateral on such date. In the event that different classes of Common Membership Interests shall have different entitlements in the event of a liquidation of GMAC, such percentage shall equal the percentage of the proceeds of a liquidation of GMAC that the holders of the Common Membership Interests pledged as Collateral would be entitled to receive after the satisfaction of all creditors' claims and the payment of all amounts due to holders of Preferred Membership Interests. The Common Membership Interest Pledged Percentage immediately following any Adjustment Event shall be determined taking into account any additional Common Membership Interests that shall have been pledged by any Loan Party as Collateral in connection with such Adjustment Event.

          "Common Membership Interests": the membership interests of GMAC that would be accounted for as "Equity" on a balance sheet of GMAC prepared on a basis consistent with the GMAC Balance Sheet, other than Class C Membership Interests.

          "Conduit Lender": any special purpose funding vehicle that (a) is organized under the laws of the United States or any state thereof and (b) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

          "Continuation Fee": as defined in Section 2.09.

          "Contractual Obligation": as to any Person, any provision of the organizational documents of such Person or any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default": any of the events specified in Article VII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Disposition": with respect to any property, any sale, lease, sale and lease-back, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings. Solely for the purposes of Section 2.03(c), any release of Collateral that is effected through an amendment, waiver or other modification of any Loan Document in accordance with Section 9.01 shall be deemed to be a Disposition of such Collateral.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Effective Date": the date on which each of the conditions precedent set forth in Section 4.01 shall have been satisfied.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Loan": any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate": with respect to an Interest Period pertaining to any Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters LIBOR01 page as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on the Reuters Service), the "Eurodollar Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in Dollars approximately equal to $10,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Reference Lender (or, if the

Reference Lender does not at the time maintain a London office, the principal London office of any Affiliate of the Reference Lender) for immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Eurodollar Reserve Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                           (Eurodollar Rate)
     Eurodollar Reserve Rate = ----------------------------------------
                               (1.00 - Eurodollar Reserve Requirements)

          "Eurodollar Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurodollar funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Event of Default": any of the events specified in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Credit Agreement": the Amended and Restated Credit Agreement dated as of July 20, 2006, among the Borrower, General Motors of Canada Limited, Saturn Corporation, the lenders party thereto and Citicorp USA, Inc., as administrative agent, as amended, restated, supplemented, replaced or otherwise modified from time to time.

          "Extended Secured Commitments": as defined in the Existing Credit Agreement, as in effect on the date hereof.

          "Facility Fee": as defined in Section 2.09.

          "Federal Funds Effective Rate": for any day, the weighted average of the rates (rounded upward, if necessary, to the next 1/100 of 1%) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for such day of such rates on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December and (b) the Maturity Date (or, if earlier, on the date on which the Commitments shall have been terminated in full, other than pursuant to Section 2.03(d)).

          "Fees": the Facility Fee, the Upfront Fee and the Continuation Fees.

          "Financial Officer": with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer, assistant treasurer or controller of such Person.

          "Fitch": Fitch Ratings and its successors. Fitch Ratings is a part of the Fitch Group, a majority-owned subsidiary of Fimalac, S.A.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time and as applied by the Borrower in the preparation of its public financial statements.

          "GM Holdco": GM Finance Co. Holdings LLC, a Delaware limited liability company.

          "GMAC": GMAC LLC (or any successor thereto).

          "GMAC Balance Sheet": the audited balance sheet of GMAC for its fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 13, 2007.

          "GMAC LLC Agreement": the Amended and Restated Limited Liability Company Operating Agreement of GMAC, dated as of November 30, 2006 (as amended, supplemented or otherwise modified from time to time).

          "Governmental Authority": any nation or government, any state, province, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of government including, without limitation, the European Central Bank.

          "Guarantee Obligations": as to any Person (the "guaranteeing Person"), if the primary purpose or intent thereof is to provide assurance that the Indebtedness of another Person will be paid or discharged, any obligation of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing Person, whether or not contingent, (a) to advance or supply funds for the purchase or payment of any such primary obligation, (b) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (c) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Indebtedness": (a) for purposes of Sections 6.02(a) and 6.03 and paragraph (d) of Article VII, of any Person at any date, the amount outstanding on such date under notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (including, without limitation, indebtedness for borrowed money evidenced by a loan account) and (b) for all other purposes, of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit and similar arrangements, (v) all obligations of such Person in respect of securitizations of receivables, (vi) all net obligations of such Person under swap agreements, (vii) all purchase money indebtedness of such Person and (viii) all Guarantee Obligations of such Person in respect of any of the foregoing.

          "Interest Payment Date": (a) as to any ABR Loan, the third Business Day after the last day of each March, June, September and December to occur while such Loan is outstanding and the date such Loan is paid in full, (b) as to any Eurodollar Loan, the last day of each Interest Period applicable thereto and
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period; provided that, in addition to the foregoing, each of (i) the date upon which the Loans have been paid in full and (ii) the Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

          "Interest Period": with respect to any Eurodollar Loan:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Notwithstanding anything to the contrary contained in this Agreement, no Interest Period shall be selected by the Borrower which ends on a date after the Maturity Date.

          "Joint Majority Holders": as defined in the GMAC LLC Agreement, as in effect on the date hereof.

          "Lender": as defined in the preamble to this Agreement; collectively, the "Lenders"; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "Lien": any mortgage, pledge, lien, security interest, charge, statutory deemed trust, conditional sale or other title retention agreement or other similar encumbrance.

          "Loan": a loan made by a Lender to the Borrower pursuant to this Agreement.

          "Loan Documents": this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

          "Loan Parties": the Borrower, GM Holdco, each Additional Holdco, if any, and each additional Person, if any, that pledges any asset as Collateral.

          "Majority Lenders": at any time, Lenders holding more than 50% of the Commitments or, if the Commitments have terminated or for purposes of acceleration pursuant to Article VII, Lenders holding more than 50% of the Loans then outstanding.

          "Manufacturing Subsidiary": any Subsidiary of the Borrower (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Domestic Manufacturing Property and (iii) in which the Borrower's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of the Borrower as of the end of the fiscal year immediately preceding the date of determination; provided that "Manufacturing Subsidiary" shall not include GMAC (or any Subsidiary of GMAC) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Borrower or others or which is principally engaged in financing the Borrower's operations outside the continental United States of America.

          "Material Adverse Effect": a material adverse effect on (a) the financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement and any of the other Loan Documents or the rights or remedies of the Agent and the Lenders under the Loan Documents.

          "Maturity Date": the earlier of (a) June 20, 2008, and (b) the 30th day after the Commitments shall have been terminated pursuant to Section 2.03(d).

          "Minimum Percentage": 20%.

          "Moody's": Moody's Investors Service, Inc. and its successors.

          "Non-Excluded Taxes": as defined in Section 2.15.

          "Non-Material Change": any amendment to, waiver of or action under the GMAC LLC Agreement that results in GM Holdco waiving, forfeiting or otherwise losing any voting or approval rights with respect to matters under the GMAC LLC Agreement over which GM Holdco possessed voting or approval rights on the date hereof, but that is not adverse, or is adverse in only an immaterial respect, to the interests of the Lenders as secured parties secured by the Collateral.

          "Non-US Lender": as defined in Section 2.15.

          "Note": a promissory note, executed and delivered by the Borrower with respect to the Loans, substantially in the form of Exhibit B.

          "Obligations": all obligations of any Loan Party in respect of any unpaid Loans and any interest thereon (including interest accruing after the maturity of any Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of any Loan Party to the Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

          "Participant": as defined in Section 9.06.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Pledge Agreement": the Pledge Agreement, substantially in the form of Exhibit E, to be executed and delivered by the Loan Parties and the Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Post-Adjustment Collateral Value": with respect to any Adjustment Event, the dollar amount obtained by multiplying (a) the Common Membership Interest Pledged Percentage immediately following such Adjustment Event by (b) Total Equity immediately following such Adjustment Event.

          "Pre-Adjustment Collateral Value": with respect to any Adjustment Event, the dollar amount obtained by multiplying (a) the Common Membership Interest Pledged Percentage immediately prior to such Adjustment Event by (b) Total Equity immediately prior to such Adjustment Event.

          "Preferred Membership Interests": the membership interests of GMAC that would not be accounted for as "Equity" on a balance sheet of GMAC prepared on a basis consistent with the GMAC Balance Sheet.

          "Prime Rate": the rate of interest per annum equal to the prime rate publicly announced by the majority (or, if there is not a majority, the plurality) of the eleven largest commercial banks chartered under United States Federal or State banking laws as their prime rates (or similar base rates) in effect at their principal offices. The determination of such eleven largest commercial banks shall be based upon deposits as of the prior year-end, as reported in the American Banker or such other source as may be mutually agreed upon by the Agent and the Borrower.

          "Principal Domestic Manufacturing Property": any manufacturing plant or facility owned by the Borrower or any Manufacturing Subsidiary of the Borrower which is located within the continental United States of America and, in the opinion of the Borrower's Board of Directors, is of material importance to the total business conducted by the Borrower and its consolidated affiliates as an entity.

          "Reduction Factor": as defined in Section 2.03.

          "Reference Lender": the Agent.

          "Register": as defined in Section 9.06.

          "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Secured Parties": the Agent, each Lender and each other Person to which any Obligations are owed.

          "Security Documents": the Pledge Agreement and all other security documents delivered to the Agent granting or purporting to grant a Lien on any property of any Person to secure the Obligations, including financing statements or financing change statements under the applicable Uniform Commercial Code.

          "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Significant Subsidiary": at any time, (a) GM Holdco, any Additional Holdco and any other Subsidiary of the Borrower that is a Loan Party, and (b) any Subsidiary of the Borrower which has at least 10% of the consolidated assets of the Borrower and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Borrower.

          "Subsidiary": as to any Person (the "parent"), any other Person of which at least a majority of the outstanding stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or comparable governing body of such

Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the parent, or by one or more Subsidiaries, or by the parent and one or more Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. For the purposes of this Agreement (other than Sections 3.01, 5.01 and 5.02) and the other Loan Documents, GMAC and its Subsidiaries shall not be deemed to be Subsidiaries or Affiliates of the Borrower, and any references herein or therein to the subsidiaries or affiliates of the Borrower shall be to the Borrower's Subsidiaries or Affiliates, as applicable, other than GMAC and its Subsidiaries.

          "Super Majority Lenders": at any time, Lenders holding more than 66.67% of the Commitments or, if the Commitments have terminated, Lenders holding more than 66.67% of the Loans then outstanding.

          "Threshold Collateral Value": with respect to any Adjustment Event, the dollar amount obtained by multiplying the Threshold Percentage in effect immediately prior to such Adjustment Event by Total Equity immediately prior to such Adjustment Event.

          "Threshold Percentage": initially, 40%. Following the occurrence of any Adjustment Event resulting from any issuance by GMAC of Common Membership Interests, the Threshold Percentage will be adjusted from its then current amount by multiplying such then current amount by Total Equity immediately prior to such Adjustment Event and dividing the result thereof by Total Equity immediately following such Adjustment Event.

          "Total Commitments": at any time, the aggregate amount of all Commitments then in effect. The amount of the Total Commitments on the Effective Date is $4,100,000,000.

          "Total Equity": as of any date, the amount shown on the then most recently published balance sheet of GMAC as "Total Equity" (or, if such amount shall not have been determined in a manner consistent with the determination of "Total Equity" in the GMAC Balance Sheet, the amount that would be obtained using such a consistent determination), but adjusted to take into account any changes in the equity capitalization of GMAC occurring following the date of such published balance sheet.

          "Transferee": as defined in Section 9.06.

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
Loan.

          "Upfront Fee": as defined in Section 2.09.

          SECTION 1.02. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in
Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to the Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                         Amount and Terms of Commitments

          SECTION 2.01. Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment; provided that, after giving effect to the making of any Borrowing (and after giving effect to the use of proceeds thereof) (i) the Available Commitment of any Lender shall not be less than zero and (ii) the aggregate principal amount of the Loans then outstanding shall not exceed the Total Commitments then in effect. All Loans shall be made and repaid or prepaid in Dollars. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in full on the Maturity Date.

          (c) Subject to Sections 2.11 and 2.13, the Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) any combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections
2.02 and 2.05. Notwithstanding the foregoing, no Loan shall be made as a Eurodollar Loan after the day that is one week prior to the Maturity Date. Each Lender may make or maintain its Loans by or through such Lender's Applicable Lending Office.

          SECTION 2.02. Procedure for Borrowing Loans. The Borrower may borrow Loans under the Commitments during the Commitment Period on any Business Day. The Borrower shall give the Agent an irrevocable notice (which notice must be received by the Agent prior to 1:00 p.m., New York City time, (i) three Business Days prior to the requested borrowing date, if any requested Borrowing is to be comprised of Eurodollar Loans, or (ii) one Business Day prior to the requested borrowing date, otherwise), specifying for each Borrowing in such request, (a) the amount to be borrowed, (b) the requested borrowing date, (c) whether the Borrowing is to be of Eurodollar Loans or ABR Loans and (d) if the requested Borrowing is to be of Eurodollar Loans, the respective length of the initial Interest Period therefor. Each Borrowing shall, subject to the requirements of
Section 2.06, be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Applicable Percentage of each Borrowing available to the Agent for the account of the Borrower at the office of the Agent most recently designated by it for such purpose by notice to the Lenders prior to 12:00 noon, New York City time, on the borrowing date requested by the Borrower in funds immediately available to the Agent. Such Borrowing will then immediately be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          SECTION 2.03. Termination or Reduction of Commitments. (a) Unless previously terminated in accordance with the terms hereof, the Commitments shall terminate on the Maturity Date.

          (b) Upon not less than five Business Days' notice to the Agent, the Borrower shall have the right to permanently terminate the Commitments (provided that no Loans are then outstanding) or, from time to time, permanently reduce the unutilized portion of the Commitments. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $5,000,000 in excess thereof.

          (c) Upon any direct or indirect Disposition by any Loan Party of any Common Membership Interests pledged as Collateral, or upon any issuance of any Common Membership Interests by GMAC (each an "Adjustment Event"), the Borrower shall determine, and shall set forth in a certificate of a Financial Officer of the Borrower (each, an "Adjustment Certificate") delivered to the Agent not later than 10 Business Days after such Adjustment Event, the Pre-Adjustment Collateral Value and the Post-Adjustment Collateral Value associated with such Adjustment Event. If the Post-Adjustment Collateral Value shall be less than the Threshold Collateral Value, then the Commitments shall be reduced, effective on the tenth Business Day following the applicable Adjustment Event, by an amount equal to the Reduction Factor multiplied by $102,500,000. For purposes of the foregoing: (i) the "Reduction Factor" shall be a number (but not less than zero) determined by dividing the Lost Collateral Value by $15,066,406,062 and multiplying the result thereof by 100; and (ii) the "Lost Collateral Value" shall mean the dollar amount determined by subtracting (A) the Post-Adjustment Collateral Value from (B) the lesser of (1) the Pre-Adjustment Collateral Value and (2) the Threshold Collateral Value.

          (d) The Commitments shall automatically terminate on the first date on which the Common Membership Interest Pledged Percentage is less than either (i) the Minimum Percentage or (ii) such greater percentage as shall be the minimum percentage of the Common Membership Interests required in order for GM Holdco
(A) to be a Joint Majority Holder and (B) to have approval rights over matters under the GMAC LLC Agreement requiring GM Holdco's approval on the date hereof, provided, that any loss of such approval rights resulting solely from an amendment to, waiver of or action under the GMAC LLC Agreement that is permitted by Section 6.05(b)(ii) shall not give rise to a termination of the Commitments under this clause (B).

          SECTION 2.04. Prepayments. (a) The Borrower may, at any time and from time to time, prepay Loans, in whole or in part, without premium or penalty (but subject to the provisions of Section 2.16), upon at least one Business Day's irrevocable notice to the Agent

(which notice must be received by the Agent prior to 12:00 noon, New York City time, on the date upon which such notice is due), specifying (i) the date and amount of the prepayment and (ii) the Borrowing or Borrowings being prepaid and, if more than one Borrowing is being prepaid, the amount allocated to each such Borrowing. Upon receipt of any such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.16, if applicable. Partial prepayments of Borrowings shall be in an aggregate principal amount of $10,000,000 or a multiple of $5,000,000 in excess thereof.

          (b) If, as a result of any reduction of the Commitments pursuant to
Section 2.03(b), the aggregate amount of the outstanding Loans shall exceed the Total Commitments, the Borrower shall, on the date of such reduction, prepay Loans in an aggregate principal amount equal to such excess.

          (c) If, as a result of any reduction of the Commitments pursuant to
Section 2.03(c), the aggregate amount of the outstanding Loans shall exceed the Total Commitments, the Borrower shall, within five Business Days of the date of delivery of the applicable Adjustment Certificate, prepay Loans in an aggregate principal amount equal to such excess.

          SECTION 2.05. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert any Eurodollar Loans to ABR Loans by giving the Agent at least one Business Day's prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender. Notwithstanding the foregoing, (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default under paragraphs (a), (b) or (e) of Article VII has occurred and is continuing and the Agent has or the Majority Lenders have determined that such conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one week prior to the Maturity Date.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.01, specifying the length of the next Interest Period to be applicable to such Loan; provided that no Eurodollar Loan may be continued as such (i) when any Event of Default under paragraphs (a), (b) or (e) of Article VII has occurred and is continuing and the Agent has or the Majority Lenders have determined that such continuation is not appropriate or
(ii) after the date that is one month prior to the Maturity Date; provided, further, that if such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of the then expiring Interest Period. If the Borrower shall fail to give any notice required by this paragraph, the affected Eurodollar Loan shall, subject to the second proviso of the preceding sentence, automatically continue as a Eurodollar Loan having a new Interest Period of the same duration as the Interest Period then expired, unless such new Interest Period would extend beyond the Maturity Date, in which case such Loan shall be converted to an

ABR Loan on the last day of the then expiring Interest Period.

          SECTION 2.06. Minimum Amounts of Eurodollar Borrowings. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each Eurodollar Borrowing shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. In no event shall there be more than 30 Eurodollar Borrowings outstanding at any time.

          SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender on the Maturity Date (or such earlier date as the Loans become due and payable pursuant to this Agreement) the unpaid principal amount of each Loan made by such Lender to the Borrower.

          (b) The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Agent on the unpaid principal amount of the Loans owing by the Borrower from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08.

          (c) Each Lender shall maintain an account or accounts evidencing the Indebtedness of the Borrower to the Applicable Lending Office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

          (d) The Agent shall maintain the Register pursuant to Section 9.06, and a sub-account for each Lender, in which Register and sub-accounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan and the Interest Period applicable thereto (if such Loan shall be a Eurodollar Loan), (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (e) The entries made in the Register and accounts maintained pursuant to this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such account, such Register or such sub-account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower in accordance with the terms of this Agreement.

          SECTION 2.08. Interest Rates and Payment Dates. (a) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (b) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Margin.

          (c) Interest on the Loans shall be payable in arrears on each Interest Payment

Date; provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

          (d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is
(A) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% or (B) in the case of overdue interest, Fees or other amounts, the rate described in paragraph (a) of this Section plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). For purposes of this Agreement, principal shall be "overdue" only if not paid in accordance with the provisions of Section 2.04 or 2.07.

          SECTION 2.09. Fees. (a) The Borrower shall pay a facility fee (the "Facility Fee") to the Agent for the account of each Lender which shall accrue at a rate of 0.30% per annum on the daily amount of the Commitment of such Lender, whether such Commitment is drawn or undrawn, from the Effective Date to but excluding the date on which such Commitment terminates. Accrued Facility Fees shall be payable in arrears on each Fee Payment Date, commencing on the first Fee Payment Date following the Effective Date.

          (b) The Borrower shall pay to the Agent for the account of each Lender
(i) on the Effective Date, an upfront fee (the "Upfront Fee") equal to 0.20% of the amount of each Lender's Commitment as of such date (whether drawn or undrawn) and (ii) on the date that is six-months after the Effective Date and on each one-month anniversary of such date until the earlier of the (A) Maturity Date and (B) the date on which the Commitments shall have terminated and all the Loans shall have been repaid, a continuation fee (each, a "Continuation Fee") equal to 0.05% of the amount of each Lender's Commitment (or, if the Commitments shall have terminated, such Lender's outstanding Loans) as of each such date.

          SECTION 2.10. Computation of Interest and Fees. (a) Interest on all Loans shall be computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of ABR Loans on any date when the ABR is determined by reference to the Prime Rate, a year of 365 or 366 days as appropriate (in each case including the first day but excluding the last day). Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All Facility Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days (including the first day but excluding the last day). The Agent shall, at any time and from time to time upon the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate applicable to any Loan pursuant to this Agreement.

          (b) Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurodollar Reserve Requirements shall become effective as of the opening of business on the day on which such change in the ABR is announced or such change in the Eurodollar Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          SECTION 2.11. Inability to Determine Interest Rate. If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of "Eurodollar Rate" in Section 1.01, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, no further Eurodollar Loans shall be continued as such at the end of the then current Interest Period (other than any Eurodollar Loans previously requested and with respect to which the Eurodollar Rate was previously determined), nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans, and any affected Loans shall be converted on the last day of the then current Interest Period to ABR Loans in accordance with Section 2.05.

          SECTION 2.12. Pro Rata Treatment and Payments. (a) The borrowing of Loans of each Borrowing hereunder, and each conversion or continuation of Loans of any Borrowing, shall be made pro rata among the Lenders according to their respective Applicable Percentages.

          (b) Each payment (including each prepayment) on account of principal of and interest on the Loans of any Borrowing shall be made pro rata among the Lenders according to the respective outstanding principal amounts of their Loans comprising such Borrowing. Each payment by the Borrower on account of any Fee hereunder shall be made pro rata among the Lenders according to their respective Applicable Percentages.

          (c) Any payments from proceeds of the Collateral during the continuance of an Event of Default shall be applied in the following order:

               (i) first, to pay incurred and unpaid fees and expenses of the Agent under the Loan Documents;

               (ii) second, to the Agent, for application by it towards payment of interest and fees then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amount of interest and fees then due and owing and remaining unpaid to such Secured Parties;

               (iii) third, to the Agent, for application by it towards payment of all other amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to such Secured Parties; and

               (iv) fourth, any balance remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

provided that, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of clause (i), (ii) or (iii) above, the available funds being applied with respect to such Obligations shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's and each other Secured Party's interest in such Obligations.

          (d) Any reduction of the Commitments shall be made pro rata according to the

Applicable Percentages of the Lenders.

          (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 9.02. All payments of principal and interest on any Loan, fees and all other amounts payable hereunder shall be made in Dollars in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than any payment on any Eurodollar
Loan) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (f) Unless the Agent shall have been notified in writing by any Lender prior to the deadline for funding a requested Borrowing that such Lender will not make the amount that would constitute its relevant Applicable Percentage of such Borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the borrowing date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's relevant Applicable Percentage of such requested Borrowing is not made available to the Agent by such Lender within three Business Days of the borrowing date therefor, the Agent shall be entitled to recover such amount with interest thereon at the rate described above, on demand, from the Borrower.

          (g) The Agent agrees to provide the Borrower with a written invoice of the amount of (i) any interest payable on any Interest Payment Date, (ii) any Fee payable on any Fee Payment Date and (iii) any expense payable by the Borrower under this Agreement or any other Loan Document. Such invoice shall be provided (A) three Business Days in advance of any Interest Payment Date in the case of Loans bearing interest based on the Eurodollar Rate, (B) on the Interest Payment Date in the case of Loans based on the ABR, (C) on the applicable Fee Payment Date in the case of any Fees and (D) three Business Days in advance of any date any expense is due. Failure to deliver any such invoice shall not affect the Borrower's payment obligations hereunder; provided that, with respect to any interest payable on any Interest Payment Date, any Fee payable on any Fee Payment Date or any expense payable by the Borrower on any date as provided in any Loan Document, in the event that (1) any invoice is later determined to have understated the amount of interest, Fee or expense, as applicable, due on such date or (2) the Borrower makes a good faith payment of the interest, Fee or expense, as applicable, due on such date prior to receipt of an invoice as provided above, and, in each case, the amount paid is later determined to have been less than the amount of interest, Fee or expense, as the case may be, actually due on such date pursuant to this Agreement or any other Loan Document, the failure by the Borrower to have paid the full amount of interest, Fee or expense, as the case may be, on such date shall not constitute a Default or an Event of Default unless the Borrower fails to pay the amount of such shortfall within five Business Days after written notice from the Agent of the amount thereof.

          SECTION 2.13. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Agent and the Borrower describing the relevant provisions of such Requirement of Law (and, if the Borrower shall so request, provide the Borrower with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which
(i) the commitment of such Lender hereunder to make Eurodollar Loans, continue such Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (ii) such Lender's outstanding Eurodollar Loans shall be converted automatically on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

          SECTION 2.14. Increased Costs. (a) If (i) there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan or (ii) any reduction in any amount receivable in respect thereof, and such increased cost or reduced amount receivable is due to either (A) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (B) the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), then (subject to the provisions of Section 2.17) the Borrower shall from time to time, upon demand by such Lender, pay such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced amount receivable; provided that no such additional amounts shall be payable by the Borrower with respect to, and this paragraph (a) shall not apply to, any increased cost or reduced amount due to the imposition or change in the rate of any tax, which shall be governed exclusively by Section 2.15.

          (b) If any Lender shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", (ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting such Lender, (iii) any change arising after the date hereof in the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or any lending office of such Lender), or any holding company for such Lender which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of any such holding company as a direct consequence of such Lender's obligations hereunder to a level below that which such Lender or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then (subject to the provisions of Section 2.17) from time to time the Borrower shall pay to such Lender (at such Lender's request) such additional amounts as will compensate such Lender or any such holding company for any such reduction suffered, net of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that no such additional amounts shall be payable by the Borrower with respect to, and this Section shall not apply to, any increased cost or reduced amount due to the imposition or change in the rate of any tax, which shall be governed exclusively by Section 2.15. Any certificate as to such amounts which is delivered pursuant to Section 2.17(a) shall, in addition to any items required by Section 2.17(a), include the calculation of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that in no event shall any Lender be obligated to pay or refund any amounts to the Borrower on account of such savings.

          (c) In the event that any Governmental Authority shall impose any Eurodollar Reserve Requirements which increase the cost to any Lender of making or maintaining Eurodollar Loans, then (subject to the provisions of Section 2.17) the Borrower shall thereafter pay in respect of the Eurodollar Loans of such Lender a rate of interest based upon the Eurodollar Reserve Rate (rather than upon the Eurodollar Rate). From and after the delivery to the Borrower of the certificate required by Section 2.17(a), all references contained in this Agreement to the Eurodollar Rate shall be deemed to be references to the Eurodollar Reserve Rate with respect to each such affected Lender.

          SECTION 2.15. Taxes. (a) All payments made by each Loan Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of each Lender, each Affiliate of a Lender and the Agent (each a "Tax Indemnified Party"):

               (i) income taxes (other than withholding taxes) and franchise taxes, branch profits taxes and any other tax based upon net income imposed on such Tax Indemnified Party as a result of a present or former connection between such Tax Indemnified Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Tax Indemnified Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); and

               (ii) any withholding taxes imposed by the United States on payments made by any Loan Party to any Tax Indemnified Party under laws (including for all purposes of this Section, any statute, treaty or regulation), in effect on the date hereof (or, in the case of (A) an Assignee, the date of the Assignment and

          Acceptance, (B) a successor Agent, the date of the appointment of such Agent or (C) a Lender that changes its Applicable Lending Office, the date of such change) (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings, other than those excluded under clause (i) or this clause (ii), being referred to as "Non-Excluded Taxes"); provided, however, that this clause (ii) shall not apply in the case of any Tax Indemnified Party that is an Assignee, successor to the Agent or Lender that has changed its Applicable Lending Office to the extent that the Person making such assignment, successor appointment or change in Applicable Lending Office would have been entitled to receive indemnity payments or additional amounts under this Section in the absence of such assignment, successor appointment or change in Applicable Lending Office; provided, further, however, that this clause (ii) shall not apply to the extent that any Non-Excluded Tax is imposed on a Tax Indemnified Party in connection with an interest in any Loan or other obligation that such Tax Indemnified Party acquired pursuant to
          Section 2.17(c) or 2.18.

If any Non-Excluded Taxes are required to be withheld from any amounts payable to, or for the account of, any Tax Indemnified Party hereunder, then such Loan Party shall make all such deductions and pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law and the amounts so payable to, or for the account of, the Tax Indemnified Party shall be increased to the extent necessary to yield to the Tax Indemnified Party (after payment of all Non-Excluded Taxes) a net amount equal to the amount it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, the Loan Parties shall not be required to increase any such amounts payable to any Tax Indemnified Party if such Tax Indemnified Party fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by any Loan Party, as promptly as possible thereafter such Loan Party shall send to the Agent for its own account or for the account of the relevant Tax Indemnified Party, as the case may be, a certified copy of an original official receipt, if any, received by such Loan Party showing payment thereof. If any Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent or the relevant Tax Indemnified Party the required receipts or other required documentary evidence, such Loan Party shall indemnify the Agent and the Tax Indemnified Parties for any taxes, interest or penalties that may become payable by the Agent or any Tax Indemnified Party solely as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or any state thereof (a "Non-US Lender") shall:

               (i) (A) on or before the date such Non-US Lender becomes a Lender under this Agreement, deliver to the Borrower and the Agent two duly completed originals of United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or successor applicable forms, as the case may be, certifying that such Lender is entitled to a complete exemption from deduction or withholding of United States Federal income taxes with respect to payments under this Agreement and the other Loan Documents; and

               (B) thereafter, (1) deliver to the Borrower and the Agent two duly completed originals of any such form on or before the date that any such form previously provided expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form previously delivered to the Borrower or the Agent, deliver to the Borrower and the Agent two duly completed originals of any such form reflecting such change (if and to the extent such Non-US Lender is then legally able to provide any such form), and (3) obtain such extensions of time for filing and completing any such form as may reasonably be requested by the Borrower or the Agent (if and to the extent such Non-US Lender is then legally able to do so); and

          (ii) in the case of any such Non-US Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot comply with the requirements of paragraph (b)(i) above, on or before the date such Non-US Lender becomes a Lender under this Agreement, such Non-US Lender shall:

               (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 871(h) or Section 881(c)(3)(A) of the Code;

               (B) furnish to the Borrower on or before the date of any payment by the Borrower made hereunder, with a copy to the Agent, (1) a certificate substantially in the form of Exhibit C and (2) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or a successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to a complete exemption from US withholding tax under the provisions of
          Section 871(h) or 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;

               (C) furnish to the Borrower, with a copy to the Agent, (1) two duly completed originals of such form W-8BEN or successor applicable form before the date that any such form previously provided expires or becomes obsolete and (2) after the occurrence of any event requiring a change in the most recent form previously delivered to the Borrower or the Agent, two duly completed originals of such form reflecting such change (if and to the extent such Non-US Lender is then legally able to provide any such form);

               (D) obtain such extensions of time for filing and completing any such form W-8BEN or successor applicable form as may reasonably be requested by the Borrower or the Agent (if and to the extent such Non-US Lender is then legally able to do so); and

               (E) provide the Borrower and the Agent upon reasonable request by the Borrower or the Agent, if and to the extent such Non-US Lender is then legally entitled to do so, such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to a complete exemption from withholding with respect to payments under this Agreement and any Notes.

Notwithstanding the foregoing provisions of this paragraph (b), if a change in any applicable treaty, law or regulation, or any change in the interpretation, administration or application relating thereto, has occurred prior to the date on which any delivery to the Borrower or Agent would otherwise be required by this paragraph (b), and such change (i) with respect to any prospective Lender or with respect to any Lender already a party hereto, renders all such deliveries inapplicable or (ii) with respect to any Lender already a party hereto, would prevent such Lender from duly completing and delivering any such form with respect to it, such prospective Lender or Lender shall not deliver any such forms and shall advise the Borrower and the Agent of such occurrence. Each Assignee, Participant or Conduit Lender hereunder pursuant to Section 9.06 shall, upon the effectiveness of the transfer pursuant to which it becomes an Assignee, Participant or Conduit Lender, be required to provide all of the forms, statements and documentation required pursuant to this Section; provided that in the case of a Participant such Participant shall furnish all such required forms, statements and documentation to the Lender from which the related participation shall have been purchased, and such Lender shall in turn furnish all such required forms (including Internal Revenue Service Form W-8IMY), statements and documentation to the Borrower and the Agent. Any Lender that is a "United States person" (within the meaning of Code section 7701(a)(30)) shall furnish the Borrower and the Agent with a Form W-9 or successor form thereto, certifying an exemption from backup withholding in respect of payments hereunder, if it is legally entitled to do so.

          (c) If and to the extent that a Tax Indemnified Party, in its sole discretion (exercised in good faith), determines that it has received or been granted a credit against, a relief from, a refund or remission of, or a repayment of, any Non-Excluded Tax in respect of which it has received additional payments under paragraph (a) of this Section, then such Tax Indemnified Party shall return to the Borrower such additional payments (or the portion thereof) paid by the Borrower which are determined by such Tax Indemnified Party (in its sole discretion, exercised in good faith) to be attributable to the Non-Excluded Tax to which such credit, relief, refund, remission or repayment relates; provided that such Tax Indemnified Party shall not be obligated to make any payment under this paragraph in respect of any such credit, relief, refund, remission or repayment until such Tax Indemnified Party, in its sole judgment (exercised in good faith) is satisfied that its tax affairs for the tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled.

          (d) Notwithstanding the foregoing provisions of this Section 2.15, if any Lender fails to provide the Borrower or the Agent with the appropriate form, certificate or other document required by this Section (other than if such failure is due to a change in law, treaty or regulation or in the interpretation, administration, or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender shall not be entitled to indemnification under clause (a) of this Section.

          SECTION 2.16. Indemnity. Subject to the provisions of Section 2.17(a), the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss or reasonable expense which such Lender sustains or incurs as a consequence of (a) a failure by the Borrower in making a borrowing of, conversion into or continuation of any Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) a default by the Borrower in making any prepayment of a Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making by the Borrower of a prepayment of any Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto or (d) the making by the Borrower of a prepayment of any Eurodollar Loan, or the conversion of any Eurodollar Loan to an ABR Loan, on the last day of the Interest Period with respect thereto, if the Borrower shall not have notified the Agent of its election to prepay, convert or continue such Loan at least three Business Days prior to such prepayment or conversion. In the case of an event described in any of preceding clause (a), (c) or (d) with regard to a Eurodollar Loan, such actual loss or reasonable expense shall be deemed to include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan for the period from the date of the default to borrow, convert or continue to the last day of the Interest Period that would have been the Interest Period for such Eurodollar Loan (or, in the case of a prepayment, from the date of such prepayment to the last day of the then current (or, in the case of clause (d), the newly initiated) Interest Period for such Eurodollar Loan), in each case at the applicable rate of interest for such Eurodollar Loan provided for herein (excluding the Applicable Margin applicable thereto) over (ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender by placing the principal amount of such Eurodollar Loan on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

          SECTION 2.17. Notice of Amounts Payable; Relocation of Lending Office; Mandatory Assignment. (a) In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to Section 2.13, 2.14, 2.15(a) or 2.16, then it shall promptly notify the Borrower thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower a certificate describing in reasonable detail the events or circumstances causing such amounts to be owed to such Lender, indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder; provided, however, that the failure of the Borrower to pay any amount owing to any Lender pursuant to
Section 2.13, 2.14, 2.15(a) or 2.16 shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that the Borrower is contesting in good faith its obligation to pay such amount by ongoing discussions diligently pursued with such Lender or by appropriate proceedings.

          (b) If a Lender claims any additional amounts payable pursuant to
Section 2.13, 2.14 or 2.15(a), it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts, including changing the jurisdiction of its Applicable Lending Office, provided that the taking of any such action would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

          (c) In the event that any Lender delivers to the Borrower a certificate in accordance with paragraph (a) of this Section (other than a certificate as to amounts payable pursuant to Section 2.16), or the Borrower is required to pay any additional amounts or other payments in accordance with Section 2.13, 2.14 or 2.15(a), the Borrower may, at its own expense and in its sole discretion, (i) require such Lender to transfer or assign, in whole or in part, without recourse and in accordance with Section 9.06, all or part of its interests, rights and obligations under this Agreement to another Person (provided that the Borrower, with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be an Assignee with respect to thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment) or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans of such Lender; provided that (x) the Borrower or the Assignee, as the case may be, shall have paid to such Lender being replaced or terminated in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by such Lender hereunder and (subject to Section 2.16) all other amounts owed to it hereunder and (y) such assignment or termination of the Commitment of such Lender and prepayment of Loans is not prohibited by any law, rule or regulation or order of any court or Governmental Authority.

          SECTION 2.18. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.13, 2.14 or 2.15(a), (b) defaults in its obligation to make Loans hereunder or (c) fails to consent to any amendment to this Agreement requested by the Borrower which requires the consent of all of the Lenders (or all of the Lenders affected thereby) and which is consented to by the Majority Lenders, in each case, subject to the following terms and conditions: (i) such replacement does not conflict with any Requirement of Law, (ii) the replacement Lender shall purchase, at par, all Loans and other amounts owing to the replaced Lender on or prior to the date of replacement, (iii) if the replacement is being made pursuant to clause (c) of this Section, the replacement Lender shall consent to the requested amendment, (iv) the Borrower shall be liable to the replaced Lender under Section 2.16 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement Lender shall be reasonably satisfactory to the Agent, (vi) the replacement shall be made in accordance with the provisions of
Section 9.06, (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.13, 2.14 or 2.15(a), as the case may be, to the replaced Lender and
(viii) upon compliance with the provisions of Section 9.06 and the payment of the amounts referred to in clause (ii) above, the replacement Lender shall become a Lender hereunder and the replaced Lender shall cease to be a Lender hereunder and shall be released from all its obligations as a Lender, except with respect to indemnification provisions applicable to such replaced Lender under this Agreement during the period in which such replaced Lender was a Lender hereunder, which shall survive as to such replaced Lender. Each Lender agrees that, if it becomes a replaced Lender, it shall comply with Section 9.06, including by executing and delivering to the Agent an Assignment and Acceptance to evidence such sale and purchase; provided, however, that the failure of any Lender to be replaced in accordance with this Section to execute an Assignment and Acceptance shall not render such sale and purchase (and corresponding assignment) invalid and such assignment shall be recorded in the Register.

                                   ARTICLE III

                         Representations and Warranties

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

          SECTION 3.01. Financial Condition. The Borrower has heretofore furnished to the Agent for distribution to each Lender a copy of its consolidated financial statements for its fiscal year ended December 31, 2006, and a copy of its consolidated financial statements for its fiscal quarter ended March 31, 2007, which were included in the Form 10-K or the Form 10-Q, as the case may be, of the Borrower filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP. Between March 31, 2007 and the Effective Date, there has been no development or event which has had a Material Adverse Effect.

          SECTION 3.02. Corporate Existence. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

          SECTION 3.03. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except for filings in connection with the perfection of the Liens created thereunder. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          SECTION 3.04. No Legal or Contractual Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual

Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents), except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect.

          SECTION 3.05. No Material Litigation. Except as set forth in the Form 10-K of the Borrower for its fiscal year ended December 31, 2006, or the Form 10-Q of the Borrower for the fiscal quarter ended March 31, 2007, or in any Form 10-K/A, Form 10-Q/A or Form 8-K of the Borrower filed with the Securities and Exchange Commission not later than the third Business Day prior to the date of this Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues as of the Effective Date (a) with respect to this Agreement or any other Loan Document or any of the actions contemplated hereby or thereby or (b) which involves a probable risk of an adverse decision which would materially restrict any Loan Party's ability to comply with its obligations under this Agreement or any other Loan Document.

          SECTION 3.06. Federal Regulations. No part of the proceeds of any Loan will be used for "buying", "purchasing" or "carrying" any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

          SECTION 3.07. Investment Company Act. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.08. ERISA. The Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.09. No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of any Loan Party to the Agent or any Lender as described in Section 3.01 or pursuant to
Section 5.01(a) of this Agreement or pursuant to any other Loan Document contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, except to the extent that such facts (whether misstated or omitted) do not result in a Material Adverse Effect.

          SECTION 3.10. Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for its general corporate purposes.

          SECTION 3.11. Pari Passu. The claims of the Agent and the Lenders against the Borrower under this Agreement rank at least pari passu with the claims of all its other creditors, save those whose claims are preferred solely by any laws of general application having effect in relation to bankruptcy, insolvency, liquidation or other similar events.

          SECTION 3.12. Security Documents. The Pledge Agreement is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein in accordance with the terms thereof. With respect to any Collateral consisting of physical certificates representing Equity Interests, when such physical certificates, together with stock powers executed in blank with respect thereto, are delivered to the Agent, and, with respect to any other Collateral, when financing statements under the Uniform Commercial Code are filed in appropriate form in the offices specified on Schedule 3.12, the Pledge Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral, prior to the rights of any other Person, except for rights secured by Liens expressly permitted by Section 6.02.

          SECTION 3.13. Title to Assets. Each Loan Party has good and marketable title to, or valid leasehold interests in, all of its personal property and assets, except to the extent that failure to have good and marketable title to, or valid leasehold interests in, such property or assets could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV

                              Conditions Precedent

          SECTION 4.01. Conditions to Loans. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.01):

          (a) Credit Agreement; Pledge Agreement. The Agent shall have received
     (i) this Agreement, executed and delivered (including by way of a telecopier or other electronic image scan) by a duly authorized officer of the Borrower and each Lender and (ii) the Pledge Agreement, executed and delivered (including by way of a telecopier or other electronic image scan) by each Loan Party.

          (b) Lien Searches. The Agent shall have received the results of a recent lien search in each Loan Party's jurisdiction of organization and such search shall reveal no Liens on any of the Collateral except for Liens permitted by Section 6.02 or those that are discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Agent.

          (c) Secretary's Certificates of Loan Parties. The Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties, in form and substance satisfactory to the Agent, dated the Effective Date, which certificate shall (i) certify as to the incumbency and signature of the officers of such Loan Party executing any Loan Document (with the President, any Vice President or any Financial Officer of such Loan Party attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true, complete and correct copy of each of the certificate of incorporation and by-laws (or equivalent constitutional documents) of such Loan Party as in effect on the Effective Date and (iii) have attached to it a true and correct copy of appropriate resolutions of such Loan Party (together with a certification that, as of the Effective Date, none of such resolutions shall have been amended, supplemented, modified, revoked or rescinded), which resolutions shall authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the incurrence of the Obligations of such Loan Party by such Loan Party.

          (d) Fees. J.P. Morgan Securities Inc., Banc of America Securities LLC, each Lender and the Agent shall have received all fees required to be paid on the Effective Date.

          (e) Legal Opinions. The Agent shall have received (i) the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to each of the Loan Parties, substantially in the form of Exhibit F and (ii) the executed legal opinion of Martin I. Darvick, Esq. substantially in the form of Exhibit G. Each Loan Party hereby instructs such counsel to deliver its opinion for the benefit of the Agent and each of the Lenders.

          (f) Receipt of Collateral. The Agent shall have received physical certificates representing all Equity Interests pledged as Collateral, together with stock powers with respect thereto executed in blank by a duly authorized officer of the pledgor thereof.

          (g) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall have been delivered to the Agent and shall be in proper form for filing, registration or recordation.

          (h) Officer's Certificate. The Agent shall have received a certificate from a Financial Officer of the Borrower confirming compliance with the conditions set forth Section 4.02(b) and (c) as of the Effective Date and after giving effect to any borrowing occurring on such date, if any.

The Agent shall notify the Borrower and each Lender promptly after the satisfaction of the foregoing conditions.

          SECTION 4.02. Conditions to Each Loan. The agreement of each Lender to make any extension of credit to be made by it on any date (including, without limitation, its initial extension of credit), is subject to the satisfaction of the following conditions:

          (a) Notice of Borrowing. The Agent shall have received a notice of borrowing executed by the Borrower in compliance with Section 2.02.

          (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

          (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Borrowing that the conditions contained in this Section have been satisfied.

                                    ARTICLE V

                              Affirmative Covenants

          The Borrower hereby agrees that, so long as any Commitment remains in effect or any amount is owing to any Lender or the Agent under any Loan Document, it shall and shall cause each other Loan Party to:

          SECTION 5.01. Financial Statements. Furnish to the Agent for prompt delivery to each Lender:

          (a) as soon as available, but in any event within 110 days after the end of the Borrower's fiscal year, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, and reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification or exception and without any qualification as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, in each case prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein).

Notwithstanding the foregoing, the Borrower shall not be required to furnish or deliver to the Agent any financial statements or reports that the Borrower has filed with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and any such financial statements or reports so filed shall be deemed to have been furnished or delivered to the Agent in accordance with the terms of this Section if such financial statements or reports are filed within the time periods for delivery required by this Section.

          SECTION 5.02. Certificates. Furnish to the Agent, for delivery to each Lender, concurrently with the delivery of the financial statements referred to in Section 5.01, a certificate of a Financial Officer of the Borrower stating that, to the best of such Financial Officer's knowledge, (i) such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal year-end audit adjustments) and (ii) during such period each Loan Party has performed in all material respects all of its covenants and other agreements contained in this Agreement and the other Loan Documents to be performed by it, and that no Default or Event of Default has occurred and is continuing, except as specified in such certificate.

          SECTION 5.03. Notices. Promptly following the occurrence of any of the following, give notice to the Agent for delivery to each Lender of:

          (a) any Default or Event of Default, accompanied by a statement of a Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto;

          (b) any issuance of any Equity Interest by GMAC, accompanied by a statement of a Financial Officer setting forth the material terms of such issuance; and

          (c) any material amendment to the GMAC LLC Agreement, accompanied by a copy of such amendment (it being agreed that any amendment that (i) alters the rights or preferences of any class of Equity Interests of GMAC, (ii) creates any new class of Equity Interests or (iii) has the direct or indirect affect of restricting or otherwise altering the Agent's or the Lenders' ability to sell or otherwise transfer any of the Collateral, will be deemed to be material for the purposes of this paragraph (c)).

          SECTION 5.04. Conduct of Business and Maintenance of Existence. Continue to engage in its principal line of business as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its principal line of business except as otherwise permitted pursuant to Section 6.01 or to the extent that failure to do so would not have a Material Adverse Effect.

          SECTION 5.05. Ownership of Collateral. (a) Cause all outstanding Equity Interests of each Loan Party (other than the Borrower) to be held at all times, directly or indirectly, by the Borrower.

          (b) Cause all outstanding Class B Membership Interests held directly or indirectly by the Borrower to be pledged pursuant to the Pledge Agreement. Cause all outstanding Class B Membership Interests held directly or indirectly by the Borrower to be held at all times by GM Holdco. Cause all other outstanding Equity Interests of GMAC included in the Collateral, if any, to be directly held by the Borrower, GM Holdco or an Additional Holdco.

          (c) Cause all outstanding Equity Interests of GM Holdco and each Additional Holdco, if any, to be pledged pursuant to the Pledge Agreement.

          (d) Cause all outstanding Equity Interests of each Additional Holdco, if any, on the date upon which such Person becomes an Additional Holdco, to be held directly by the Borrower.

          SECTION 5.06. Additional Collateral, etc. (a) Except as set forth in clause (b) below, with respect to (i) any Equity Interest or other property included in the description of the Collateral under any Security Document or required to be pledged as Collateral pursuant to Section 5.05 and which is acquired after the Effective Date by any Loan Party, or which is owned by a Loan Party that becomes a Loan Party after the Effective Date, and (ii) any other Equity Interest or other property included in the Collateral at the election of any Loan Party, promptly (A) execute and deliver to the Agent such amendments to the applicable Security Document or such other documents as the Agent reasonably deems necessary to grant to the Agent, for the benefit of the Secured Parties, a security interest in such Equity Interest or other property and (B) take all actions necessary to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest in such Equity Interest or other property with the priority specified in such Security Document (subject to the Liens permitted by Section 6.02), including (1) the filing of Uniform Commercial Code and other financing statements in such jurisdictions as may be required by the Security Documents or by applicable law or as may be reasonably requested by the Agent and (2) the delivery to the Agent of physical certificates representing Equity Interests pledged as Collateral, together with stock powers with respect thereto executed in blank by a duly authorized officer of the pledgor thereof.

          (b) Notwithstanding anything to the contrary in this Section, there shall be excluded from the property referred to in clause (a) to be pledged as Collateral such assets as to which the Agent shall reasonably determine that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby.

                                   ARTICLE VI

                               Negative Covenants

          The Borrower hereby agrees that, so long as any Commitment remains in effect or any amount is owing to any Lender or the Agent under any Loan
Document:

          SECTION 6.01. Merger, Consolidation, etc. No Loan Party shall merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless, in the case of mergers and consolidations, (a) such Loan Party shall be the continuing corporation and (b) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

          SECTION 6.02. Limitations on Liens. (a) The Borrower shall not permit any Manufacturing Subsidiary to issue or assume any Indebtedness secured by a Lien upon any Principal Domestic Manufacturing Property of the Borrower or any Manufacturing Subsidiary or upon any shares of stock or obligations of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or obligations are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Indebtedness that all principal, interest, fees and other obligations owing hereunder (together with, if the Borrower shall so determine, any other obligations of the Borrower or such Manufacturing Subsidiary ranking equally with the amounts owing hereunder and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness, unless the aggregate amount of Indebtedness issued or assumed and so secured by Liens, together with all other secured Indebtedness of the Borrower and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Indebtedness permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of the Borrower and its consolidated subsidiaries, as determined in accordance with GAAP and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of the Borrower.

          The above restrictions shall not apply to Indebtedness secured by:

               (i) Liens on property, shares of stock or Indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

               (ii) Liens on property existing at the time of acquisition of such property by the Borrower or a Manufacturing Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Borrower or a Manufacturing Subsidiary or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Borrower or a Manufacturing Subsidiary of improvements to such acquired property;

               (iii) Liens securing Indebtedness of a Manufacturing Subsidiary owing to the Borrower or any of its subsidiaries;

               (iv) Liens on property of a corporation existing at the time such corporation is merged or consolidated with the Borrower or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Borrower or a Manufacturing Subsidiary;

               (v) Liens on property of the Borrower or a Manufacturing Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any obligations incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; or

               (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien securing Indebtedness permitted to be secured by the first sentence of this Section 6.02(a) or any Lien referred to in the foregoing clauses
          (i) to (v); provided, however, that the principal amount of Indebtedness secured thereby shall not exceed by more than 115% the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

          (b) Notwithstanding the foregoing, the Borrower agrees not to, and to cause each other Loan Party not to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of the Collateral except:

               (i) Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, in conformity with GAAP;

               (ii) any Lien arising out of claims under a judgment rendered or claim filed so long as (A) such judgments or claims do not constitute a Default or Event of Default under this Agreement and (B) such judgments or claims are being contested in good faith and in respect of which there shall have been adequate reserves with respect thereto maintained on the books of such Loan Party in conformity with GAAP;

               (iii) any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

               (iv) Liens created pursuant to the Security Documents; and

               (v) Liens not otherwise permitted by the foregoing clauses of this Section 6.02(b) securing obligations or other liabilities (other than Indebtedness) of any Loan Party; provided that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $100,000,000 at any time.

          SECTION 6.03. Limitation on Sale and Lease-Back. The Borrower will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by the Borrower or any Manufacturing Subsidiary on the date hereof (except for temporary leases for a term of not more than five years and except for leases between the Borrower and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Manufacturing Subsidiary to such Person, unless either:

          (a) the Borrower or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of Section 6.02(a), to issue, assume, extend, renew or replace Indebtedness secured by a Lien upon such property equal in amount to the Attributable Indebtedness in respect of such arrangement without equally and ratably securing the amount owing hereunder pursuant to Section 6.02(a); provided, however, that from and after the date on which such arrangement becomes effective the Attributable Indebtedness in respect of such arrangement shall be deemed for all purposes under Section 6.02(a) and this Section to be Indebtedness subject to the provisions of Section 6.02(a) (which provisions include the exceptions set forth in clauses (i) through (vi) thereof); or

          (b) the Borrower shall apply an amount in cash equal to the Attributable Indebtedness in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Indebtedness of the Borrower or any Manufacturing Subsidiary (other than Indebtedness owned by the Borrower or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness.

          SECTION 6.04. Passive Holding Company Status. The Borrower shall not permit GM Holdco or an Additional Holdco, if any, to (a) engage in any business or activity other than the ownership of Equity Interests in GMAC (or Equity Interests in another Passive Holding Company (as defined below)) and activities reasonably incidental thereto or (b) hold any assets or have any liabilities, other than those reasonably incidental to its existence and its ownership of Equity Interests in GMAC (or Equity Interests of another Passive Holding Company). For the purposes of this Section 6.04, "Passive Holding Company" means any Person that (i) engages in no business or activity other than the ownership of Equity Interests in GMAC and activities reasonably incidental thereto, (ii) holds no assets other than those reasonably incidental to its existence and its ownership of Equity Interests in GMAC and (iii) has no liabilities other than those reasonably incidental to its existence and its ownership of Equity Interests in GMAC and liabilities that do not constitute or give rise to Guarantee Obligations of GM Holdco or any Additional Holdco.

          SECTION 6.05. Withholding of Consent to Certain Actions under the GMAC LLC Agreement. The Borrower shall not and shall not permit any other Loan Party to consent to any amendment to or action under the GMAC LLC Agreement that would:

          (a) materially and adversely affect the Agent's or the Lenders' rights to transfer any Collateral; or

          (b) materially reduce the voting rights of the Class B Membership Interests or result in the Class B Membership Interests pledged as Collateral not conferring on GM Holdco (i) status as a Joint Majority Holder and (ii) approval rights over matters requiring GM Holdco's approval on the date hereof, except, in the case of this clause (ii), for any such amendment or action that results in only a Non-Material Change.

                                   ARTICLE VII

                                Events of Default

          If any of the following events shall occur and be continuing (each, an "Event of Default"):

          (a) the Borrower shall (i) fail to pay any principal of any Loan when due in accordance with the terms hereof or (ii) fail to pay any interest on any Loan or any other amount which is payable hereunder or under any other Loan Document and (in the case of this clause (ii) only) such failure shall continue unremedied for more than five Business Days after written notice thereof has been given to the Borrower by the Agent or the Majority Lenders; or

          (b) any representation or warranty made or deemed made by any Loan Party in Article III or in any other Loan Document shall prove to have been incorrect on or as of the date made or deemed made or certified, if the facts or circumstances incorrectly represented or certified result in or constitute a Material Adverse Effect; or

          (c) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any Security Document (other than as provided in paragraphs (a) or (b) of this Article) and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Loan Party by the Agent or the Majority Lenders; or

          (d) any Loan Party shall default in any payment of $50,000,000 (or the foreign currency equivalent thereof) or more of principal of or interest on any Indebtedness or on account of any guarantee in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created; or

          (e) (i) the Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

          (f) one or more judgments or decrees shall (i) be entered against any Loan Party, (ii) not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof and (iii) involve a liability (not paid or fully covered by insurance) of either $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree, or $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate; or

          (g) any of the Security Documents shall cease, for any reason, to be in full force and effect with respect to Collateral with a book value in excess of $25,000,000 in the aggregate, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

then, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above, all Commitments hereunder shall automatically and immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable without presentment, protest, demand or other notice of any kind, each of which is expressly waived by the Loan Parties; and
(B) if such event is any Event of Default which is not described in clause (A) above, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Loans with accrued interest thereon and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided in the preceding clause (B) and in paragraphs (a) and (c) of this Article, presentment, protest, demand and all other notices of any kind are hereby expressly waived by the Loan Parties.

                                  ARTICLE VIII

                                    The Agent

          SECTION 8.01. Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender and each such Lender irrevocably authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender or any Affiliate of such Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the

Agent. Each party to this Agreement acknowledges that each Person named on the cover page of this Agreement as a Syndication Agent, Co-Lead Arranger or Joint Bookrunner shall not have any duties, responsibilities, obligations or authority under this Agreement in such capacity.

          SECTION 8.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement and any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 8.03. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any Affiliates of such Lenders, for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder. The Agent shall not be under any obligation to any Lender or any Affiliate of such Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          SECTION 8.04. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, electronic image scan transmission, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, any counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request of the Majority Lenders (or to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

          SECTION 8.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than a Default or Event of Default under Article VII(a)) unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement or any other Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly notify the Borrower (if the Borrower shall not have delivered such notice to the Agent) and then give notice thereof to the Lenders; provided that, except in the case of any notice required to be provided under Article VII prior to the occurrence of an Event of Default, the failure to notify the Borrower shall not impair any of the rights of the Agent and the Lenders with respect to the events and circumstances specified in such notice. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          SECTION 8.06. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender or any Affiliate of such Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 8.07. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective relevant Applicable Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their relevant Applicable Percentages immediately prior to such date of the later of termination or payment in full, but giving effect to any subsequent assignments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the satisfaction of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          SECTION 8.08. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to Loans made or continued by it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          SECTION 8.09. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower and following the appointment of a successor Agent in accordance with the provisions of this Section. If the Agent shall resign as Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Agent a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Obligations. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an agreement in writing entered into by the Borrower and the Majority Lenders or pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties party thereto, in each case, with the consent of the Majority Lenders. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Loan Parties written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or the Loan Parties hereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the obligations owing hereunder; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon or any Fee without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan or any date for the payment of any interest or Fee, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section
2.12 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Majority Lenders", "Super Majority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender affected thereby, (vi) release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender, (vii) change Section 2.03(c) (or the definition of any related defined term, including "Disposition") without the written consent of at least the Super Majority Lenders, (viii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or any other Loan Document, without the written consent of each Lender, or (ix) amend, modify or waive any provision of Article VIII or any other provision of this Agreement governing the rights or obligations of the Agent without the written consent of the Agent. In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, the Agent may, with the consent of the Borrower, amend, modify or supplement any provision of this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification, or supplement does not adversely affect the rights of any Lender.

          SECTION 9.02. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of overnight courier, facsimile or telecopy notice, when received, or four days after being deposited in the mail, postage prepaid addressed as follows in the case of the Borrower, any other Loan Party and the Agent, and as set forth in the administrative questionnaire of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

          The Borrower or any other Loan Party:

               General Motors Corporation
               767 Fifth Avenue
               New York, New York 10153
               Attention: Treasurer
               Telecopy: (212) 418-3632

          with a copy to:

               Office of the Secretary
               General Motors Corporation
               300 Renaissance Center
               Detroit, Michigan 48265-3000

          and with a copy to:

               Weil Gotshal & Manges, LLP
               767 Fifth Avenue
               New York, New York 10153-0119
               Attention: Soo-Jin Shim
               Telecopy: 212-310-8007

          The Agent:

               JPMorgan Chase Bank, N.A.
               Loan & Agency Services
               1111 Fannin Street - 10th Floor
               Houston, TX 77002
               Attention: Denise Ramon
               Telecopy: 713-750-2938;

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.02, 2.04 or 2.05 shall not be effective until received.

          SECTION 9.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 9.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          SECTION 9.05. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (which fees and disbursements of counsel shall be paid on the date which is, (i) in the case of the entry into this Agreement, the later of (A) thirty days following the Effective Date and (B) ten Business Days after the delivery of any invoice related thereto and (ii) in all other cases, the date which is ten Business Days after the delivery of any invoice related thereto), (b) to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses reasonably incurred in connection with the enforcement of any rights under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the several Lenders (other than those incurred in connection with the compliance by the relevant Lender with the provisions of Section 2.17(a)), (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower in paying, stamp, excise and other similar taxes (other than any such taxes for which a gross up or payment is provided for under
Section 2.15), if any, in each case, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall not have any obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the Agent or any such Lender. The agreements in this Section shall survive repayment of the Loans and all other Obligations.

          SECTION 9.06. Successors and Assigns; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder except as provided in Section 6.01 or with the consent of each Lender and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                    (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under

               Article VII(a) or (e) has occurred and is continuing, any other Person; and

                    (B) the Agent; provided that no consent of the Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment.

               (ii) Assignments shall be subject to the following additional conditions:

                    (A) except in the case of an assignment to a Lender, an
               Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, unless each of the Borrower and the Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Article VII(a) or (e) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                    (B) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance substantially in the form of Exhibit A (an "Assignment and Acceptance"), together with a processing and recordation fee of $3,500;

                    (C) the Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire; and

                    (D) in the case of an assignment by a Lender to a CLO (as
               defined below) administered or managed by such Lender or an Affiliate of such Lender, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement; provided that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.01 and (2) directly affects such CLO.

          For the purposes of this Section, the terms "Approved Fund" and "CLO" have the following meanings:

               "Approved Fund" means (a) with respect to any Lender, a CLO administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "CLO" means, as to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by such Lender or an Affiliate of such Lender.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.05); provided that no Assignee shall then be entitled to receive any greater amount pursuant to Section 2.13, 2.14, 2.15 or 2.16 in respect of any event or circumstance existing at the time of the assignment pursuant to which it acquired its interest hereunder than the assigning Lender would have been entitled to receive thereunder in respect of the rights and obligations assigned by such assigning Lender to such Assignee had no such assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Agent shall provide a copy of the Register to the Borrower on a monthly basis.

               (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph
          (b), the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

          (c) (i) Any Lender may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(D) such Lender shall have given prior written notice to the Borrower of the identity of such Participant. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (I) requires the consent of each Lender pursuant to the proviso to the second sentence of Section 9.01 and (II) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15, 2.16 and 9.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

               (ii) A Participant shall not be entitled to receive any greater payment under Sections 2.13, 2.14, 2.15, 2.16 or 9.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-US Lender shall not be entitled to the benefits of Section 2.15 unless such Participant complies with Section 2.15(b).

          (d) Each Lender shall maintain at its office a copy of each participation agreement to which it is a party and a register for the recordation of the names and addresses of the Participants under such participation agreement and the Commitments of, the principal amount of, and any interest on, the Loans owing to and paid to each Participant pursuant to the terms hereof from time to time.

          (e) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law or to any holder of, or trustee for the benefit of the holders of, such Lender's securities; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate any such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial Borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit B, evidencing the Loans owing to such Lender.

          (f) On or prior to the effective date of an assignment, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower shall, upon the request to the Agent made at the time of such assignment by the assigning Lender or the Assignee, as applicable, execute and deliver to the Agent (in exchange for the outstanding Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the amount of such Assignee's Loan owing to it. Any such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Agent to the Borrower marked "canceled".

          (g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Agent and without regard to the limitations set forth in paragraph (b) of this Section (other than paragraph
(b)(ii)(D)); provided, that no Conduit Lender shall be entitled to receive any greater amount pursuant to Sections 2.13, 2.14, 2.15, 2.16 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender. In addition, any Conduit Lender may disclose, on a confidential basis, the existence and terms of the Loans it has funded to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such Conduit Lender; provided that no such Person shall receive any confidential financial information with respect to the Borrower unless such Person has complied with paragraph (h) of this Section as if such Person were a Transferee. The Borrower, each Lender and the Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense (including legal expenses) arising out of its designation of a Conduit Lender, including without limitation the inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          (h) The Borrower authorizes each Lender to disclose to any prospective Participant, any Participant or any prospective Assignee (each, a "Transferee") any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to all Lenders by or on behalf of the Borrower in connection with their respective credit evaluations of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided that (i) such Transferee has executed and delivered to the Borrower a written confidentiality agreement substantially in the form of Exhibit D and (ii) the Borrower has been informed of the identity of such Transferee and has consented (such consent not to be unreasonably withheld) to the disclosure of such information thereto. Nothing contained in this paragraph
(h) shall be deemed to prohibit the delivery to any Transferee of any financial information which is otherwise publicly available.

          (i) Notwithstanding anything herein to the contrary, any Person subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such Person) may disclose to any and all Persons, without limitation of any kind, such Person's US Federal income tax treatment and the US Federal income tax structure of the transactions contemplated by this Agreement relating to such Person and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such Person shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          SECTION 9.07. Adjustments. If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), such that it has received aggregate payments or collateral on account of its extensions of credit in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's extensions of credit which are then due and payable, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's extensions of credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest.

          SECTION 9.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic image scan), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

          SECTION 9.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 9.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          SECTION 9.11. Jurisdiction; Consent to Service of Process. (a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

          (b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each Loan Party irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.12. Releases of Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Loan Party shall be permitted to sell or otherwise dispose of any portion of the Collateral at any time, subject to compliance by the Loan Parties with Section 5.05(a), (b) and (c) and, in the case of any sale or other disposition of any Common Membership Interest pledged as Collateral, the reduction or termination of the Commitments (and any associated repayment of Loans) pursuant to Section 2.03. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Lender and each other Secured Party (without requirement of notice to or consent of any Lender or other Secured Party, except as expressly required by Section 9.01) to take any action requested by any Loan Party having the effect of releasing any Collateral (i) in connection with dispositions of such Collateral not prohibited by any Loan Document (subject to the reduction or termination, if any, of the Commitments (and any associated repayment of Loans) to the extent and at the times provided in Section 2.03(c) and 2.03(d)) or that has been consented to in accordance with Section 9.01 or (ii) under the circumstances described in paragraphs (b) and (c) below.

          (b) At such time as the Loans and the other outstanding Obligations shall have been paid in full and the Commitments shall have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations of the Agent and each Loan Party under the Security Documents shall terminate (other than those obligations expressly stated to survive termination), all without delivery of any instrument or performance of any act by any Person.

          (c) Upon the request of the Borrower, all Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations of the Agent and each Loan Party under the Security Documents shall terminate (other than those obligations expressly stated to survive termination) if, at any date (a "Release Date"), the

Borrower's senior unsecured long-term debt (without third party credit enhancement) receives at least two of the following ratings: (i) BBB- or better by S&P, (ii) Baa3 or better by Moody's and (iii) BBB- or better by Fitch, in each case, with a stable outlook or better. If, at any date following a Release Date, the Borrower's senior unsecured long term debt (without third party credit enhancement) shall be rated by two or more of S&P, Moody's or Fitch at a rate lower than the rate set forth in the preceding sentence for such rating agency, the Borrower shall promptly, and in any event within 30 days of such date, enter into documentation reasonably requested by the Agent so as to cause the Loans and the other Obligations to be secured on the same basis as such Loans and other Obligations were secured prior to the Release Date.

          SECTION 9.13. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

          SECTION 9.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM.

      [Remainder of page intentionally left blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               GENERAL MOTORS CORPORATION, as the
                               Borrower,


                               by
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------


                               JPMORGAN CHASE BANK, N.A., as a Lender
                               and Administrative Agent,


                               by
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               Name of Lender:
                                               ---------------------------------


                               by
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               For any Lender requiring a second signature line:


                               by
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

      [SIGNATURE PAGE TO GENERAL MOTORS 364-DAY REVOLVING CREDIT AGREEMENT]